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                                                                     Exhibit 5.1


                     [Jones, Day, Reavis & Pogue Letterhead]





                                              February 28, 2002


National City Bank
National City Vehicle Receivables Inc.
1900 East 9th Street
Cleveland, Ohio  44114

                  Re:      National City Vehicle Receivables Inc.
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for National City Bank (the "Bank") and National City Vehicle Receivables Inc. (the "Depositor"), a Delaware corporation, in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of up to $3,300,000,000 aggregate principal amount of asset-backed securities (the "Securities"). The Securities may be issued in the form of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates"). As set forth in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series to be issued by a trust (each, a "Trust") to be formed by the Depositor pursuant to a Trust Agreement (each, a "Trust Agreement") between the Depositor and an Owner Trustee or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Bank and a Trustee. With respect to each series, the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement, and the Notes will be issued pursuant to an Indenture (each, an "Indenture"), as supplemented between the related Trust and an Indenture Trustee. The Certificates and Notes will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") among the Bank, the Depositor and various Underwriters named therein.

         We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement or Pooling and Servicing Agreement (including the forms of Certificates included as exhibits thereto and, with respect to the Trust Agreement, the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act) and the forms of the Underwriting Agreements relating to the Notes and the Certificates (collectively, the "Operative Documents"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies of such certificates, instruments, documents and other corporate records of the Registrant and matters of fact and law as we have deemed necessary for


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National City Bank
Page 2
February 28, 2002



the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Bank and Depositor and others.

         Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes and/or Certificates of any series, when (i) the applicable Operative Documents relating to such series have each been duly authorized, completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement (ii) with respect to each Trust formed pursuant to a Trust Agreement, a Certificate of Trust has been executed by an Owner Trustee and filed with the Secretary of State of the State of Delaware and (iii) such Notes and/or Certificates have been duly executed on behalf of the related Trust and authenticated by the Owner Trustee, the Indenture Trustee or Trustee, as applicable, and issued against payment therefor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Certificates will have been legally issued, fully paid and nonassessable and such Notes will be valid and binding obligations of the applicable Trust, enforceable in accordance with their respective terms.

         Our opinion is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the prospectus and the accompanying prospectus supplements forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                  Very truly yours,


                                  JONES, DAY, REAVIS & POGUE